UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2025

MARQETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, 6th Floor

Oakland, California 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 962-7738

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Leadership Transition

On February 26, 2025 (the “Effective Date”), Marqeta, Inc. (the “Company”) announced that the Board of Directors (the “Board”) has appointed Michael (Mike) Milotich as Interim Chief Executive Officer (principal executive officer), effective immediately. Mr. Milotich will also continue to serve in his current role of Chief Financial Officer. Mr. Milotich succeeds Simon Khalaf, who has stepped down as Chief Executive Officer and as a director as of February 24, 2025.

Mr. Milotich, 48, has served as our Chief Financial Officer since February 2022. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and Finance from the Stern School of Business at New York University and a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.

There are no family relationships between Mr. Milotich and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Milotich and any other person pursuant to which Mr. Milotich was appointed as Interim Chief Executive Officer and Mr. Milotich has no transactions reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Executive Officer, Mr. Milotich will receive during the period he serves as Interim Chief Executive Officer (i) an annual base salary of $550,000; (ii) a target annual bonus at the rate of 75% of Mr. Milotich’s annual base salary, which will be prorated for the period of his service as Interim Chief Executive Officer; and (iii) a one-time retention award of $2,000,000 (the “Retention Award”), payable (a) 50% in cash upon the earlier of the date that is 12 months following the Effective Date or the Board’s appointment of a new Chief Executive Officer (the date of such appointment, the “Appointment Date”), subject to Mr. Milotich remaining employed as Interim Chief Executive Officer through that date; and (b) 50% in the form of Company restricted stock units (“RSUs”) granted following the Effective Date, which will vest on the date that is six months following the Appointment Date, subject to Mr. Milotich’s continued employment with the Company through such date; provided, however, that if, following the Appointment Date, Mr. Milotich’s employment with the Company is terminated without Cause (as defined in the Marqeta Executive Severance Plan as currently in effect (the “Severance Plan”)), 100% of Mr. Milotich’s RSUs subject to this Retention Award immediately will vest subject to Mr. Milotich satisfying the Release Requirement (as defined in the Severance Plan). These RSUs will be subject to the terms and conditions of the Marqeta 2021 Stock Option and Incentive Plan and the applicable award agreement thereunder. All other terms and conditions of Mr. Milotich’s employment will remain the same.

Mr. Khalaf is eligible to receive the severance benefits specified in the Marqeta Executive Severance Plan, if the conditions specified therein are met.

Item 7.01. Regulation FD Disclosures.

On February 26, 2025, the Company issued a press release regarding the CEO leadership transition. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.

Date: February 26, 2025	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Interim Chief Executive Officer, Chief Financial Officer

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